                                                                    Exhibit 10.2

                                 FIRST AMENDMENT

          FIRST AMENDMENT, dated as of January 9, 2006 (this "Amendment"), to the AMENDED AND RESTATED FIVE-YEAR TERM LOAN CREDIT AGREEMENT, dated as of June 24, 2005 (as further amended, supplemented or otherwise modified, the "Five-Year Term Loan Agreement"), among VISTEON CORPORATION (the "Borrower"), OASIS HOLDINGS STATUTORY TRUST (the "Special Purpose Borrower"), the several banks and other financial institutions or entities from time to time parties to the Five-Year Term Loan Agreement (the "Lenders"), CITICORP USA, INC., as syndication agent (in such capacity, the "Syndication Agent"), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and J.P. MORGAN SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC., as joint lead arrangers and joint bookrunners (in such capacities, the "Joint Lead Arrangers").

                                   WITNESSETH:

          WHEREAS, the Borrower, the Special Purpose Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Joint Lead Arrangers are parties to the Five-Year Term Loan Agreement;

          WHEREAS, in connection with the amendment and restatement of the Borrower's existing Amended and Restated Five-Year Revolving Loan Credit Agreement dated as of June 24, 2005, the Borrower has requested that the Lenders amend the Five-Year Term Loan Agreement in the manner provided for herein;

          WHEREAS, the Lenders have consented to the requested amendments but only on the terms and conditions contained herein;

          NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

          SECTION 1. Defined Terms. Terms defined in the Five-Year Term Loan Agreement and used herein shall have the meanings given to them in the Five-Year Term Loan Agreement.

          SECTION 2. Amendment to Section 1 (Definitions). (a) Section 1 of the Credit Agreement is hereby amended by deleting the definition "Amended and Restated Five-Year Revolving Credit Agreement" in its entirety and inserting in lieu thereof the following in appropriate alphabetical order:

          "Second Amended and Restated Five-Year Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of January 9, 2006 among the Company, the several banks from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citicorp USA, Inc., as syndication agent, as amended from time to time.

          (b) The definition of "Consolidated EBITDA" in Section 1 of the Five-Year Term Loan Agreement is hereby amended by (1) deleting clause (g) therein in its entirety and inserting in lieu thereof the following "(g) an aggregate amount of up to $34,000,000 for, without duplication, the June 2005 write-off of a receivable from Collins & Aikman (net of any reserves taken for such write-off)," (2) adding "and (j) any one-time non-cash expenses or losses resulting from the closing of the Outsourcing Initiative;" after clause (i) in the first half of such definition, (3) deleting the "or" before clause (ii) in the second half of such definition and inserting a comma in lieu thereof and (4) adding "and (iii) any one-time income or gains from the closing of the Outsourcing Initiative".

          (c) The definition of "Material Adverse Effect" in Section 1 of the Five-Year Term Loan Agreement is hereby amended by (1) deleting the clause "or on any subsequent filing on Form" in the first proviso thereof and inserting in lieu thereof the word "and", (2) deleting the word "and" in the clause "and in the Confidential Information Memorandum" in the first proviso thereof and inserting the word "or" in lieu thereof, and (3) deleting the last proviso in such definition.

          (d) Section 1 of the Five-Year Term Loan Agreement is hereby further amended by deleting the following definitions in their entirety and inserting in lieu thereof the following:

          "Asset Sale" means any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clauses
(a) through (e), (g), (j) and (k) of Section 7.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

          "Confidential Information Memorandum" means the Confidential Information Memorandum dated December 2005 and furnished to certain Banks.

          "Excluded Entities" means Atlantic Automotive Components, LLC, GCM/Visteon Automotive Systems, LLC, GCM/Visteon Automotive Leasing, LLC, Toledo Mold & Die, Inc., AutoNeural Systems, LLC and MIG-Visteon Automotive Systems, LLC and any other Subsidiary created after the Effective Date in connection with the establishment of a joint venture with any Person (other than a Group Member) which Subsidiary is not, and was never, a Wholly Owned Subsidiary.

          "Pending Reimbursement" means reimbursements for restructuring charges taken by the Company which are eligible for reimbursement by Ford pursuant to the Ford Documentation (with eligibility determined as of the date of delivery of the Compliance Certificate for the relevant period pursuant to Section 6.2(a)) but which have not yet been reimbursed by Ford as of the last day of the relevant period; provided that such Pending Reimbursements shall not exceed $200,000,000 in the aggregate for any period. The compliance certificate delivered in connection with the relevant financial statements shall include all information and calculations with respect to the Pending Reimbursements.

          (e) Section 1 of the Five-Year Term Loan Agreement is hereby further amended by adding the following definitions in appropriate alphabetical order:

          "Liquidation Subsidiary" means the Immaterial Subsidiary separately identified to the Administrative Agent and the Banks in writing prior to the First Amendment Effective Date as the "Liquidation Subsidiary", which Subsidiary may be liquidated or otherwise become subject to events of the type described in
Section 8.2 after the First Amendment Effective Date or which may be dissolved after the First Amendment Effective Date.

          "Outsourcing Initiative" means collectively (a) any sale or transfer for fair market value (taking into account the terms and conditions of the purchase agreement described in clause (b) below) by the Company or any Subsidiary of Core Assets related to a particular line of business (or a portion thereof) to any Person; provided that the book value of such Core Assets shall not exceed $250,000,000, and (b) an agreement by the Company or any Subsidiary to purchase parts relating to such line of business (or portion thereof) from such Person.

          "First Amendment" means the First Amendment to this Agreement dated as of January 9, 2006.

          "First Amendment Effective Date" means January 9, 2006.

          "Ford Documentation" means the definitive documentation executed in connection with the Ford Transactions.

          "Ford Transactions" means the collective reference to (i) the transfer of the properties listed on Schedule 1.1(C) and certain associated assets from the Company to a separate entity that were acquired by Ford, (ii) the termination of the leasing arrangements for approximately 17,400 Ford-UAW employees, (iii) the relief by Ford of the Company's liability, including approximately $1,500,000,000 of previously deferred gains related to Ford-UAW post-retirement health care and life insurance benefit obligations, for former assigned employees and retirees and certain salaried retirees in an aggregate amount of approximately $2,000,000,000, (iv) the transfer of all assets in the Company UAW Voluntary Employee Beneficiary Association to the Ford-UAW Voluntary Employee Beneficiary Association, (v) the reimbursement by Ford of up to $550,000,000 of additional restructuring actions by the Company, (vi) the payment by Ford of certain transferred inventory based on net book value at the time of the closing of the Ford Transactions, (vii) the loan by Ford to the Company in an amount of up to $250,000,000 (it being understood that such loan was terminated on September 30, 2005) and (viii) the issuance by the Company to Ford of warrants to purchase 25,000,000 shares of the Company's common stock at an exercise price of $6.90 per share and (ix) any other transactions described in the Ford Documentation.

          "Pro Forma Balance Sheet" shall have the meaning set forth in Section [21(d)] of the First Amendment.

          (f) Section 1 of the Five-Year Term Loan Agreement is hereby further amended by deleting the following definitions in their entirety: "Adjusted Balance Sheet", "Existing Receivables Purchase and Sale Agreements", "Existing Securitization Facility", "Ford Loan", "Ford Loan Documentation", "MOU", "MOU Documentation", "MOU Transactions", "MOU Properties" and "Receivables Intercreditor Agreement".

          SECTION 3. Global Amendments. (a) All references in the Five-Year Term Loan Agreement to "Amended and Restated Five-Year Revolving Credit Agreement" are hereby deemed to refer to the "Second Amended and Restated Five-Year Credit Agreement".

          (b) After giving effect to the amendments in Section 2 above, all references in the Five-Year Term Loan Agreement to "MOU Documentation" and "MOU Transactions" are hereby deemed to refer to "Ford Documentation" and "Ford Transactions", respectively.

          (b) Unless otherwise amended below, all references in the Five-Year Term Loan Agreement to "Existing Receivables Purchase and Sale Agreements", "Receivables Purchase and Sale Agreements" and "Existing Securitization Facility" are hereby deleted in their entirety

          (c) Unless otherwise amended below, all references in the Five-Year Term Loan Agreement to the "Ford Loan" and the "Ford Loan Documentation" are hereby deleted in their entirety.

          (d) All references to "Lender" in the Five-Year Term Loan Agreement are hereby deemed to refer to "Bank" as such term is defined in the Five-Year Term Loan Agreement.

          (e) Unless otherwise amended below, all references to the "MOU" in the Five-Year Term Loan Agreement are hereby deleted in their entirety.

          SECTION 4. Amendment to Section 2.13 (Optional and Mandatory Prepayments). (a) Section 2.13 of the Five-Year Term Loan Agreement is hereby amended by inserting the following proviso at the end of Section 2.13(d):

"provided that, the first $100,000,000 of aggregate Net Cash Proceeds from any Asset Sales permitted under Section 7.5(f) shall not be subject to this Section 2.13."

          (b) Section 2.13 of the Five-Year Term Loan Agreement is hereby further amended by deleting the text of Section 2.13(h) in its entirety and inserting the following in lieu thereof:

          "(h) Any such reduction or prepayment shall be made pro rata to the commitments and loans outstanding under this Agreement and the Second Amended and Restated Five-Year Credit Agreement. Amounts to be applied in connection with prepayments and commitment reductions under this Agreement pursuant to the immediately preceding sentence shall be applied to permanently reduce the Unused Commitments and thereafter to prepay the Loans outstanding hereunder. Any such prepayments shall be made first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.13 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid."

          SECTION 5. Amendment to Section 5.1 (Financial Condition). (a) Section
5.1 of the Five-Year Term Loan Agreement is hereby amended by deleting the text of Section 5.1(a) in its entirety and inserting the following in lieu thereof:

          "(a) The audited consolidated balance sheets of the Company as of December 31, 2003 and December 31, 2004, and the consolidated statements of income and of cash flows for the fiscal years of the Company ended on December 31, 2002, December 31, 2003 and December 31, 2004 (in each case as filed with the United States Securities and Exchange Commission on November 22, 2005), reported on by and accompanied by an unqualified report with respect to the financial statements from PricewaterhouseCoopers LLP, present fairly the consolidated financial condition of the Company as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2004 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property, other than in connection with the Ford Transactions."

          (b) Section 5.1 of the Five-Year Term Loan Agreement is hereby further amended by (a) deleting the term "Adjusted Balance Sheet" in Section 5.1(b) and inserting in lieu thereof "Pro Forma Balance Sheet" and (b) adding the words "pro forma" after the word estimated in Section 5.1(b).

          SECTION 6. Amendment to Section 5.6 (Litigation). Section 5.6 of the Five-Year Term Loan Agreement is hereby amended by deleting the term "MOU" and inserting in lieu thereof the term "Ford Documentation."

          SECTION 7. Amendment to Section 5.19 (Security Documents). Section
5.19 of the Five-Year Term Loan Agreement is hereby amended by deleting the phrase "and the Liens securing the Ford Loan as permitted under Section 7.3(i)."

          SECTION 8. Amendment to Section 6.1 (Financial Statements). Section
6.1 of the Five-Year Term Loan Agreement is hereby amended by (a) deleting the proviso at the end of Section 6.1(b), (b) deleting Section 6.1(c) in its entirety and (c) deleting the first parenthetical in the last paragraph of such
Section 6.1.

          SECTION 9. Amendment to Section 6.2 (Certificates; Other Information).
Section 6.2 of the Five-Year Term Loan Agreement is hereby amended by (a) deleting the first and second parentheticals in Section 6.2(a) and (b) deleting Sections 6.2(d) and 6.2(e) in their entirety and inserting "Reserved" in lieu of each such Section.

          SECTION 10. Amendment to Section 6.9 (Additional Collateral). Section 6.9(f) of the Five-Year Term Loan Agreement is hereby amended by deleting the text of such Section in its entirety and inserting the following in lieu thereof:

          To the extent not delivered on or prior to the First Amendment Effective Date, within 30 days of the First Amendment Effective Date (or, to the extent necessary, such later date as agreed to by the Collateral Agent), deliver to the Collateral Agent the certificates listed on Schedule 6.9(f) representing the Capital Stock of Foreign Subsidiaries which have been pledged to the Collateral Agent, for the benefit of the Bank Facilities Secured Parties, pursuant to the Guarantee and Collateral Agreement, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member.

          SECTION 11. Amendment to Section 7.1 (Consolidated Leverage Ratio).
Section 7.1 of the Five-Year Term Loan Agreement is hereby amended by deleting the text of such Section in its entirety and inserting in lieu thereof the following:

          7.1 CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as at the end of any fiscal quarter set forth below to exceed the ratio set forth opposite such fiscal quarter:

FISCAL QUARTER(S)   CONSOLIDATED LEVERAGE RATIO
-----------------   ---------------------------
12/31/05                    4.75 to 1.00
3/31/06                     4.75 to 1.00
6/30/06                     5.25 to 1.00
9/30/06                     4.25 to 1.00
12/31/06                    3.00 to 1.00
3/31/07                     2.75 to 1.00
6/30/07                     2.50 to 1.00

          SECTION 12. Amendments to Section 7.2 (Indebtedness). Section 7.2 of the Five-Year Term Loan Agreement is hereby amended by (a) deleting "$80,000,000" in Section 7.2(d) and inserting in lieu thereof "$100,000,000",
(b) deleting the text of Section 7.2(f) and inserting "Reserved" in lieu thereof, (c) adding the phrase "which is either unsecured or" before the word "secured" in Section 7.2(k) and (d) inserting the word "and" at the end of
Section 7.2(p) and adding the following new subsection at the end of such
Section:

          "(q) Capital Lease Obligations of the Company or any of its Domestic Subsidiaries related to property located in the United States in an aggregate amount not to exceed $40,000,000."

          SECTION 13. Amendments to Section 7.3 (Liens). Section 7.3 of the Five-Year Term Loan Agreement is hereby amended by (a) deleting the text of
Section 7.3(i) in its entirety and inserting "Reserved" in lieu thereof and (b) deleting the language in Section 7.3(j) which reads "and in any event Liens on the receivables, any related security and other securitization assets set forth in the Receivables Intercreditor Agreement which are subject to Liens pursuant to the Existing Receivables Purchase and Sale Agreements."

          SECTION 14. Amendment to Section 7.4 (Fundamental Changes). Section
7.4 of the Five-Year Term Loan Agreement is hereby amended by adding the following new subsection at the end of such Section:

          "(e) any Subsidiary (including the Liquidation Subsidiary) may be dissolved or liquidated so long as any Dispositions in connection with any such liquidation or dissolution are permitted under Section 7.4(c)."

          SECTION 15. Amendments to Section 7.5 (Disposition of Property).
Section 7.5 of the Five-Year Term Loan Agreement is hereby amended by (a) deleting the language in Section 7.5(i) which reads "and in any event the sale of receivables, any related security and other securitization assets set forth in the Receivables Intercreditor Agreement which are subject to the Existing Receivables Purchase and Sale Agreements", and (b) adding the following new subsections at the end of such Section:

          "(j) any sale or disposition of assets pursuant to the Outsourcing Initiative; and

          (k) Dispositions of the assets of the Liquidation Subsidiary in connection with the liquidation or dissolution of such Liquidation Subsidiary or in connection with any proceeding of the type described in Section 8.2 so long as the net cash proceeds of such Disposition are used to pay liabilities of such Liquidation Subsidiary."

          SECTION 16. Amendments to Section 7.6 (Restricted Payments). Section
7.6 of the Five-Year Term Loan Agreement is hereby amended by deleting the first and third references to the term "MOU" in Section 7.6(c) and inserting the term "Ford Documentation" in lieu thereof.

          SECTION 17. Amendments to Section 7.8 (Investments). Section 7.8 of the Five-Year Term Loan Agreement is hereby amended by (a) deleting the term "MOU" in the parenthetical in Section 7.8(k) and inserting the term "Ford Documentation" in lieu thereof and (b) deleting the last paragraph thereof.

          SECTION 18. Amendments to Section 7.16 (Modifications to the MOU; Ford
Loan). Section 7.16 of the Five-Year Term Loan Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

          "7.16 Modifications to the Ford Documentation. Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to any of the terms of the Ford Documentation to the extent that such amendment, modification, waiver or change would have a Material Adverse Effect."

          SECTION 19. Amendments to Section 8 (Default). (a) Section 8 is hereby amended by adding the Section reference "(d)" after the semi-colon at the end of the second proviso in Section 8(c) and re-lettering the remaining Section references accordingly.

          (b) Section 8(f) (after giving effect to the re-lettering pursuant to clause (a) above) of the Five-Year Term Loan Agreement is hereby amended by (a) deleting the reference to "this paragraph (e)" therein and replacing it with "this paragraph (f)", and (b) inserting the following at the end thereof:

          "and provided further, that this Section 8.1(f) shall not apply to intercompany Indebtedness of an Immaterial Subsidiary;"

          SECTION 20. Amendments to Schedules. (a) Schedule 1.1(B) is hereby deleted in its entirety and replaced with Schedule 1.1(B) attached hereto reflecting the Mortgaged Properties remaining after the transfer of the MOU Properties to Ford.

          (b) Schedule 6.9(f) attached hereto is hereby added as a schedule to the Five-Year Term Loan Agreement.

          (c) Schedule 6.10(a) is hereby deleted in its entirety and replaced with Schedule 6.10(a) attached hereto.

          SECTION 21. Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the date (the "First Amendment Effective Date") on which the following conditions precedent shall have been satisfied:

          (a) First Amendment. The Administrative Agent shall have received (i) this Amendment, executed and delivered by the Administrative Agent, the Company, and the Required Banks and (ii) an acknowledgment and confirmation that the Guarantee and Collateral Agreement is in full force and effect, executed and delivered by the Company and each Subsidiary Guarantor.

          (b) Second Amended and Restated Five-Year Credit Agreement. The Administrative Agent, the Required Banks (as defined in the Amended and Restated Five-Year Revolving Credit Agreement) and each relevant Loan Party shall have executed and delivered the Second Amended and Restated Five-Year Credit Agreement in form and substance satisfactory to the Arrangers.

          (c) Financial Statements. The Company shall have delivered satisfactory unaudited financial statements for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to
Section 6.1 of the Five-Year Term Loan Agreement as to which such financial statements are available.

          (d) Projections; Balance Sheet. The Company shall have delivered (i) updated quarterly projections for the fourth quarter of fiscal year 2005, quarterly projections for fiscal year 2006 and annual projections for fiscal year 2007, in each case in form and substance reasonably satisfactory to the Arrangers (the "Projections") (it being understood that such Projections are based on assumptions and estimates developed by the Company in good faith and management believes such assumptions to be reasonable as of the date they were prepared) and (ii) a balance sheet of the Company and its Subsidiaries (the "Pro Forma Balance Sheet") as of September 30, 2005, adjusted to give effect to the consummation of the Ford Transactions as if such transactions had been consummated on such date and such balance sheet shall not be inconsistent in any material respect with the information delivered to the Banks prior to the First Amendment Effective Date.

          (e) Approvals. All governmental and third party approvals necessary or, as reasonably determined by the Administrative Agent and the Company, advisable in connection with the financing contemplated hereby and the continuing operations of the Company and its Subsidiaries shall have been obtained and be in full force and effect.

          (f) Fees. The Banks, the Administrative Agent and the Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented prior to the First Amendment Effective Date (including the reasonable fees and expenses of legal counsel), on or before the First Amendment Effective Date.

          (g) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit H to the Five-Year Term Loan Agreement, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization; provided that such good standing certificate shall not be required for LTD Parts, Incorporated until the date which is 30 days following the Effective Date.

          (h) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

               (i) the legal opinion of Dickinson Wright PLLC, counsel to the Company and its Subsidiaries, substantially in the form of Exhibit H-1 attached hereto;

               (ii) the legal opinion of Hodgson Russ LLP, New York counsel to the Company and its Subsidiaries, substantially in the form of Exhibit H-2 attached hereto; and

               (iii) the legal opinion of local counsel in each of Alabama and Indiana and of such other special and local counsel as may be required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (i) Solvency Certificate. The Administrative Agent shall have received a solvency certificate dated as of the Effective Date, substantially in the form of Exhibit I attached hereto, executed by the chief financial officer of the Company.

          (j) Mortgages, etc. The Collateral Agent shall have received in respect of each Mortgaged Property an endorsement to each title insurance policy covering such Mortgaged Property which redates such title insurance policies to the date hereof.

          SECTION 22. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          SECTION 23. Miscellaneous.

          (a) Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain unamended and not waived and shall continue to be in full force and effect.

          (b) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          (c) Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (d) Integration. This Amendment and the other Loan Documents represent the agreement of the Loan Parties and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lenders relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          (e) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 24. Amendment to Section 6.10 (Post-Closing Matters). Section
6.10 is hereby amended by adding the following clause (f).

          "(f) If not delivered on or prior to the First Amendment Effective Date, within 30 days of the First Amendment Effective Date, (a) cause LTD Parts, Incorporated to be in good standing in its jurisdiction of organization and deliver to the Administrative Agent a good standing certificate for such corporation from such jurisdiction and (b) deliver to the Administrative Agent an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party."

                      [Balance of Page Intentionally Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        VISTEON CORPORATION


                                        By: /s/ James F. Palmer
                                            ------------------------------------
                                        Name: James F. Palmer
                                        Title: Executive Vice President,
                                               Chief Financial Officer and
                                               Acting Treasurer


                                        OASIS HOLDINGS STATUTORY TRUST,

                                        By: U.S. Bank National Association
                                            as Trustee


                                        By:  /s/ George Davison
                                            ------------------------------------
                                        Name: George Davison
                                              ----------------------------------
                                        Title: Officer
                                               ---------------------------------


                                        JPMORGAN CHASE BANK, N.A.,
                                        as Administrative Agent and as a Lender


                                        By:  /s/ Robert P. Kellas
                                            ------------------------------------
                                        Name: Robert P. Kellas
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        CITICORP USA, INC., as Syndication Agent and as a Lender


                                        By:  /s/ Wayne Beckmann
                                            ------------------------------------
                                        Name: Wayne Beckmann
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------